As filed with the Securities and Exchange
                                                 Commission on December 23, 1998

                                                 Registration No. ______________

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                            DATA GENERAL CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                             04-2436397
       (State or Other Jurisdiction of        I.R.S. Employer Identification
         Incorporation or Organization)                    Number)

                               4400 Computer Drive
                               Westboro, MA 01580
                                 (508) 898-5000
               (Address of Principal Executive Offices) (Zip Code)

                            DATA GENERAL CORPORATION
                         1998 EMPLOYEE STOCK OPTION PLAN

                            DATA GENERAL CORPORATION
                  1998 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full Title of the Plans)
                              --------------------

                                RONALD L. SKATES
                            DATA GENERAL CORPORATION
                               4400 Computer Drive
                               Westboro, MA 01580
                     (Name and Address of Agent For Service)
   Telephone Number, Including Area Code, of Agent For Service: (508) 898-5000


 Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              CARL E. KAPLAN, ESQ.
                           Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 318-3000
                               fax: (212) 752-5958


                                                      CALCULATION OF REGISTRATION FEE

       Title of Securities to be         Amount to be    Proposed maximum offering  Proposed maximum aggregate       Amount of
               registered               registered (1)       price per share(2)        offering price (2)       registration fee
     --------------------------------- ---------------- --------------------------- --------------------------- ------------------
     Common Stock, $.01 par value  (3)    2,500,000             $17.4375                     $43,593,750            $12,119.06
     --------------------------------- ---------------- --------------------------- --------------------------- ------------------
     Common Stock, $.01 par value  (4)      150,000             $17.4375                      $2,615,625               $727.14
     --------------------------------- ---------------- --------------------------- --------------------------- ------------------

   (1)   Plus such additional  indeterminable  number of shares as may be required pursuant to the Data General Corporation 1998
         Employee Stock Option Plan and the Data General  Corporation 1998 Non-Employee  Director Stock Option Plan in the event of a stock dividend, stock split, recapitalization or other similar change in the Common Stock.
   (2)   The price is estimated in accordance with Rule 457(h)(1)  under the Securities Act of 1933, as amended,  solely for the purpose of  calculating  the  registration  fee, based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 17, 1998
   (3)   Represents  the number of shares of Common Stock under this  Registration  Statement  that may be issued under the Data
         General Corporation 1998 Employee Stock Option Plan.
   (4)   Represents  the number of shares of Common Stock under this  Registration  Statement  that may be issued under the Data
         General Corporation 1998 Non-Employee Director Stock Option Plan.

     In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
================================================================================

                                    PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     In accordance with the rules and regulations of the Securities and Exchange Commission, the documents containing the information called for in Part I of Form S-8 will be sent or given to individuals who participate in the Data
General Corporation 1998 Employee Stock Option Plan or the Data General Corporation 1998 Non-Employee Director Stock Option Plan adopted by Data General Corporation and are not being filed with or included in this Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     The following documents filed by Data General Corporation (the "Company") are incorporated herein by reference:

           (i) The Company's Annual Report on Form 10-K for the fiscal year ended September 26, 1998.

           (ii) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A dated November 7, 1973, as amended on February 28, 1985 and April 12, 1985.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities
Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities

         Not applicable.

Item 5.           Interests of Named Experts and Counsel

     Carl E. Kaplan, Secretary of the Company, is a partner in Fulbright & Jaworski L.L.P., and Frederick R. Adler, a Director and Chairman of the Executive Committee of the Board of Directors of the Company, is of counsel to Fulbright & Jaworski L.L.P. Messrs. Kaplan and Adler and certain other partners of Fulbright & Jaworski L.L.P. beneficially owned an aggregate of 296,057 shares of Common Stock of the Company as of December 17, 1998.

Item 6.           Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. Article TENTH of the Company's Restated Certificate of Incorporation and Article VI of the Company's By-Laws contain provisions for the indemnification of directors, officers and employees within the limitations permitted by Section 145. The Company has also entered into indemnification agreements with its directors and officers based on the indemnification provisions in Section 145.

     The Company carries a directors' and officers' liability insurance policy which provides for payment of certain liability claims and the related expenses of the Company's directors and officers in connection with threatened, pending, or completed actions, suits or proceedings against them in their capacities as directors and officers, in accordance with the Company's By-laws and the General Corporation Law of Delaware.

Item 7.           Exemption from Registration Claimed

         Not Applicable.

Item 8.           Exhibits

    4.1      --   Data General Corporation 1998 Employee Stock Option Plan

    4.2      --   Data General Corporation 1998 Non-Employee Director Stock
                  Option Plan

    5        --   Opinion of Fulbright & Jaworski L.L.P.

    23.1     --   Consent of PricewaterhouseCoopers LLP

    23.2     --   Consent of Fulbright & Jaworski L.L.P.
                  (included in Exhibit 5).

    24       --   Power of Attorney (included in signature page).


Item 9.           Undertakings

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i)     To  include  any  prospectus   required  by  section
                    10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement or the most recent post-effective amendment thereof which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westboro, Massachusetts on the 21st day of December, 1998.
                                                DATA GENERAL CORPORATION

                                                By:  /s/  Ronald L. Skates
                                                     --------------------------
                                                             Ronald L. Skates
                                                             President and Chief
                                                             Executive Officer


          Pursuant to the requirements of the Securities Act of 1933, the Board of Directors of Data General Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westboro, Massachusetts on the 21st day of December, 1998.


Signature                         Title                        Date
-------------------------------   ---------------------------- -----------------


/s/ Ronald L. Skates              President, Chief             December 21, 1998
--------------------              Executive Officer, Director,
Ronald L. Skates                  (Principle Executive Officer)


/s/ John J. Gavin Jr.             Vice President, Controller   December 21, 1998
--------------------              and Acting Chief Financial
John J. Gavin Jr.                 Officer


/s/ Robert C. McBride             Vice President, Treasurer    December 21, 1998
---------------------             and Acting Chief Accounting
Robert C. McBride                 Officer

/s/ Ferdinand Colloredo-Mansfeld  Director                     December 21, 1998
-------------------------------
Ferdinand Colloredo-Mansfeld


/s/ Jeffrey M. Cunningham         Director                     December 21, 1998
-------------------------
Jeffrey M. Cunningham


/s/ W. Nicholas Thorndike         Director                     December 21, 1998
-------------------------
W. Nicholas Thorndike


/s/ Donald H. Trautlein           Director                     December 21, 1998
-----------------------
Donald H. Trautlein


/s/ Richard L. Tucker             Director                     December 21, 1998
---------------------
Richard L. Tucker



          Pursuant to the requirements of the Securities Act of 1933, the 1998 Employee Stock Option Plan Committee of the Board of Directors of Data General Corporation has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Westboro, Massachusetts on the 21st day of December, 1998.

                                                  DATA GENERAL CORPORATION
                                                  1998 EMPLOYEE STOCK
                                                  OPTION PLAN

                                                  By:  /s/ Jeffrey M. Cunningham
                                                       -------------------------
                                                           Jeffrey M. Cunningham

                                                  By:  /s/ W. Nicholas Thorndike
                                                       -------------------------
                                                           W. Nicholas Thorndike

                                                  By:  /s/ Donald H. Trautlein
                                                       -------------------------
                                                           Donald H. Trautlein

                                                  By:  /s/ Richard L. Tucker
                                                       -------------------------
                                                           Richard L. Tucker

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Ronald L. Skates and Robert C. McBride, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                         Title                        Date
--------------------------------  ---------------------------- -----------------

/s/ Ronald L. Skates              President, Chief             December 21, 1998
--------------------              Executive Officer, Director,
Ronald L. Skates                  (Principle Executive Officer)



/s/ John J. Gavin Jr.             Vice President, Controller   December 21, 1998
---------------------             and Acting Chief Financial
John J. Gavin Jr.                 Officer


/s/ Robert C. McBride             Vice President, Treasurer    December 21, 1998
---------------------             and Acting Chief Accounting
Robert C. McBride                 Officer


/s/ Ferdinand Colloredo-Mansfeld  Director                     December 21, 1998
--------------------------------
Ferdinand Colloredo-Mansfeld

/s/ Jeffrey M. Cunningham         Director                     December 21, 1998
------------------------
Jeffrey M. Cunningham


/s/ W. Nicholas Thorndike         Director                     December 21, 1998
-------------------------
W. Nicholas Thorndike


/s/ Donald H. Trautlein           Director                     December 21, 1998
-----------------------
Donald H. Trautlein

/s/ Richard L. Tucker             Director                     December 21, 1998
---------------------
Richard L. Tucker

                                INDEX TO EXHIBITS


Exhibit
  No.         Description

4.1    --     Data General Corporation 1998 Employee Stock Option Plan

4.2    --     Data General Corporation 1998 Non-Employee Director Stock Option
              Plan

5      --     Opinion of Fulbright & Jaworski L.L.P.

23.1   --     Consent of PricewaterhouseCoopers LLP

23.2   --     Consent of Fulbright & Jaworski L.L.P.
              (included in Exhibit 5).

24     --     Power of Attorney (included in signature page).